Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174629

Prospectus Supplement
(To Prospectus dated June 10, 2011)

$25,000,000 of Shares
Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor acting as agent, but in no event more than 5,000,000 shares of common stock.

Our common stock is listed on the NYSE Amex under the symbol “PTX.” The last reported sale price of our common stock on the NYSE Amex on February 9, 2012 was $10.12 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NYSE Amex, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Cantor will act as sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Cantor may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks.  Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 6 of the accompanying prospectus, and those contained in our incorporated documents, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 10, 2012.

You should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated by reference herein or therein.  We have not, and Cantor has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us, and any document incorporated by reference herein or therein is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find Additional Information” below in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission, or SEC, may automatically update and supersede this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agents have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

In this prospectus supplement, “Pernix” the “Company,” “we,” “us,” and “our” refer to Pernix Therapeutics Holdings, Inc.  and its subsidiaries.

MARKET, RANKING AND INDUSTRY DATA

The data included in this prospectus supplement and the accompanying prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications.  We believe these estimates to be accurate as of the date of this prospectus supplement and the accompanying prospectus.  However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.  As a result, you should be aware that market, ranking and other industry data included in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on that data, may not be reliable.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy that information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.  In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, including the exhibits and schedules thereto, as well as reports, proxy and information statements and other information about us.  You may also inspect the information we file with the SEC at the offices of the NYSE Amex which is located at 20 Broad Street, New York, New York 10005.  The information we file with the SEC and other information about us also is available on our website at http://www.pernixtx.com.  However, the information on our website is not a part of this prospectus supplement nor the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus supplement specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and accompanying prospectus.  We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination or completion of the offering of all of the securities covered by this prospectus supplement. This prospectus supplement and accompanying prospectus are part of a registration statement filed with the SEC, which may contain additional information that you might find important.

We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC by us; provided, however, we are not incorporating by reference, in each case, any such documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

Pernix Therapeutics Holdings, Inc. Filings	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2010

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011

Current Reports on Form 8-K	Filed January 20, 2011, March 16, 2011, May 31, 2011, June 24, 2011, July 21, 2011, July 27, 2011, August 31, 2011, and December 6, 2011

Proxy Statement on Schedule 14A	Filed on April 29, 2011

Description of our Common Stock on Form 8-A	Filed with the SEC on February 7, 1997, as amended by that certain Form 8-A/A filed with the SEC on March 15, 2010

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you call or write us at the following address or telephone number: Attn: Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380 or call (832) 934-1825.

Each of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus supplement. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

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Information appearing in this prospectus supplement, the accompanying prospectus or in any particular document incorporated herein or therein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated by reference herein and therein and should be read together therewith. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements may be made directly in this prospectus supplement or the accompanying prospectus or may be incorporated in this prospectus supplement or the accompanying prospectus by reference to other documents and may include statements for periods following the completion of this offering.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.  When used herein, the words “anticipates,” “expects,” “believes,” “goals,” “intends,” “plans” or “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to significant risks, uncertainties and other factors that may cause our actual results to differ materially from the expectations, beliefs and estimates expressed or implied in those forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, no assurance can be given that these assumptions will prove correct or even approximately correct.

For a detailed description of risks, see “Risk factors” beginning on page S-3 herein, page 6 of the accompanying prospectus and those described in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and the “Risk Factors” section herein, the accompanying prospectus and in our reports filed with the SEC and incorporated herein by reference. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a specialty pharmaceutical company focused on the sales, marketing and development of branded and generic pharmaceutical products primarily for the pediatric market.  Our pediatric products, designed to improve the health and well-being of children, are focused in the specific areas of (i) allergy, (ii) upper respiratory, including nasal and chest congestion and cough and (iii) dermatology, including head lice. We promote our products through our sales and marketing organization with approximately 55 sales representatives, primarily in highly populated states, targeting pediatric and high-prescribing physicians that are in the top decile of physicians that prescribe our products. Our current operating plan focuses on maximizing sales of our existing product portfolio. In addition, we plan to accelerate growth by launching new products, line extensions, new formulations and by acquiring and licensing approved products.

We were founded in 1999, are headquartered in The Woodlands, Texas and employ approximately 80 people.  Our principal promoted product families include: ALDEX, BROVEX, CEDAX, PEDIATEX and NATROBA.  Additionally, we market generic products through our wholly-owned subsidiary, Macoven Pharmaceuticals.  We are also party to a joint venture arrangement for the development of Theobromine, a first-in-class treatment for cough which we plan to continue to develop for both the prescription and over-the counter, or OTC, markets.

In January 2012, we entered into a license and supply agreement with a private company for a new FDA-approved prescription product to treat gastroenterology disease.  Under the terms of the agreement, we obtained exclusive marketing rights to this product in the United States.  We paid an up-front license fee of $2.0 million and expect to pay an additional fee of $2.0 million upon commercial launch of the product.  In addition to these license fees, the agreement calls for us to pay royalties and milestone payments based on the sales of the product.  The product is expected to launch in mid-year 2012.  Prior to launching the product, Pernix plans to establish a sales force of up to 30 representatives dedicated to gastroenterology.

Pernix (formerly Golf Trust of America, Inc.) was incorporated in November 1996 as a public REIT.  Pernix is the surviving corporation of a 2010 merger between Pernix Therapeutics, Inc. and Golf Trust of America, Inc.  Our principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380, and our telephone number is (832) 934-1825. Our website address is www.pernixtx.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Common stock we are offering pursuant to the prospectus supplement	We may offer and sell shares of our common stock from time to time through Cantor having an aggregate offering price of up to $25.0 million, but in no event more than 5,000,000 shares of common stock.
Manner of offering
“At-the-market” offering that may be made from time to time through our agent, Cantor.  Shares of our common stock may also be sold in negotiated block transactions through Cantor.  See “Plan of Distribution” beginning on page S-5.

Use of proceeds	We expect to use the net proceeds from this offering to fund future acquisitions and for general corporate purposes. See “Use of Proceeds” on page S-3 of this prospectus supplement.
Risk factors
This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-3  of this prospectus supplement, beginning on Page 6 of the accompanying prospectus and otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our common stock.

NYSE Amex common stock symbol	Our common stock trades under the symbol “PTX.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the following information, together with the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any free writing prospectus.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds.  Our management might not apply the net proceeds from this offering of our common stock in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of these proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock in the foreseeable future.

We made distributions of approximately $121,000 in 2010 to cover certain 2009 state tax obligations of the shareholders when we were an S-corporation. We did not make any other distributions for the years ended December 31, 2011 and 2010. While we have the ability to pay dividends from an earnings standpoint, we are currently investing in our promoted product lines and product candidates and actively pursuing acquisition opportunities and do not anticipate paying dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our common stock offered pursuant to this prospectus supplement to fund future acquisitions and for general corporate purposes.  We have no agreements or commitments with respect to any acquisitions at this time.  Pending application of the net proceeds as described above, we intend to invest the net proceeds generally in short term investment grade, interest bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE Amex under the symbol “PTX.”  On February 9, 2012, the most recent practicable date prior to the filing of this prospectus supplement, the closing price of our common stock as reported on the NYSE Amex was $10.12 per share. The following table sets forth, for the fiscal quarters indicated, the high and low intra-day sales prices per share of our common stock as quoted on the NYSE Amex.

	Price range of common shares
	High	Low
2010:
First Quarter (3/10/10 – 3/31/10)	$5.75	$3.70
Second Quarter	4.52	3.32
Third Quarter	3.88	2.60
Fourth Quarter	6.75	3.14
2011:
First Quarter	12.18	6.10
Second Quarter	13.00	7.85
Third Quarter	9.91	6.07
Fourth Quarter	11.50	6.79
2012:
First Quarter (through 2/9/12)	10.75	9.01

PLAN OF DISTRIBUTION

We have entered into a controlled equity offering sales agreement with Cantor Fitzgerald & Co., or Cantor, that provides for the issuance and sale by us of shares of our common stock having an aggregate offering price of up to $25.0 million from time to time through Cantor acting as agent, but in no event more than 5,000,000 shares of common stock. Cantor may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE Amex or any other existing trading market for the common stock in the U.S. or to or through a market maker. Cantor may also sell the common stock in privately negotiated transactions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Cantor of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Cantor, unless Cantor declines to accept the terms of this notice, Cantor has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cantor under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

The settlement between us and Cantor is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Cantor a commission equal to an aggregate of 3.0% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, Cantor may, and will with respect to sales effected in an “at-the-market-offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor with respect to certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Cantor for fees and disbursements to its counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $95,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) termination of the sales agreement as permitted therein. Cantor may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change with respect to us that, in Cantor’s sole judgment, makes it impracticable or inadvisable to market the shares, if there has occurred any material adverse change in the U.S. financial markets or international financial markets, which in Cantor’s sole judgment makes it impracticable to market the shares, if trading in the shares has been suspended or limited by the SEC or the NYSE Amex, or the Securities and Exchange Commission, or if trading generally has been suspended or limited by the Securities and Exchange Commission, if any suspension of trading of any shares of the Company on any exchange or over-the-counter market shall have occurred and be continuing, if there is a major disruption of securities settlements or clearance services in the U.S. which shall be continuing, or if a banking moratorium has been declared in the U.S. Federal or New York authorities. We and Cantor may each terminate the sales agreement at any time upon notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a web site maintained by Cantor and Cantor may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., New Orleans, Louisiana, and McGuireWoods LLP, Baltimore, Maryland.  Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Cherry, Bekaert & Holland, L.L.P.’s report, given on their authority as experts in accounting and auditing.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,000,000
Shares of Common Stock
Offered by the Selling Stockholders

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock, preferred stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 2,000,000 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Each time we or the selling stockholders offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us or the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the NYSE Amex under the symbol “PTX.” On May 27, 2011, the last reported sale price of our common stock on the NYSE Amex was $10.16. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE Amex or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2011.

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TERMS USED IN THIS PROSPECTUS

In this prospectus, “Pernix,” the “Company,” “we,” “our” and “us” refer to Pernix Therapeutics Holdings, Inc. and its subsidiaries, unless otherwise indicated.

MARKET, RANKING AND INDUSTRY DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications.  We believe these estimates to be accurate as of the date of this prospectus.  However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.  As a result, you should be aware that market, ranking and other industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $75,000,000. The selling stockholders may, from time to time, use this prospectus to sell in one or more offerings an aggregate of up to 2,000,000 shares of our common stock. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our common stock is listed on NYSE Amex.  You may also inspect the information we file with the SEC at the offices of the NYSE Amex which is located at 20 Broad Street, New York, New York 10005.  The information we file with the SEC and other information about us also is available on our website at http://www.pernixtx.com.  However, the information on our website is not a part of this prospectus.

We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934, as amended, and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2010;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2011, March 16, 2011 and May 31, 2011;

●	the description of our capital stock contained in Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010; and

●	our definitive proxy statement on Schedule 14A relating to our 2011 Annual Meeting of Stockholders.

The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and may supersede information in this prospectus and information previously filed with the SEC.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380 or call (832) 934-1825.

Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. You may review these filings, at no cost, over the Internet at our website at http://www.pernixtx.com, or request a copy of these filings by writing or calling us as follows:

Tracy S. Clifford
Chief Financial Officer
10003 Woodloch Forest Drive
The Woodlands, Texas, 77380
(832) 934-1825

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), both as amended.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.  When used herein, the words “anticipates,” “expects,” “believes,” “goals,” “intends,” “plans” or “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to significant risks, uncertainties and other factors that may cause our actual results to differ materially from the expectations, beliefs and estimates expressed or implied in those forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, no assurance can be given that these assumptions will prove correct or even approximately correct.

For a detailed description of risks, see “Risk Factors” beginning on page 4 herein as well as those described in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC, which is incorporated in this prospectus by reference. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and the “Risk factors” section herein and in our reports filed with the SEC and incorporated herein by reference. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Pernix,” “we,” “us,” “our,” the “Company” or similar references refer to Pernix Therapeutics Holdings, Inc. and its subsidiaries; the term “securities” refers collectively to our common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing securities; the term “selling stockholders” refers to certain of our stockholders who may sell their securities under this prospectus and who will be named in a prospectus supplement.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

Pernix Therapeutics Holdings, Inc., or Pernix, is a specialty pharmaceutical company focused on the sales, marketing and development of branded and generic pharmaceutical products primarily for the pediatric market. The Company’s pediatric products, designed to improve the health and well-being of children, are focused in the specific areas of (i) allergy, (ii) upper respiratory, including nasal and chest congestion and cough and (iii) dermatology, including head lice, poison ivy and contact dermatitis. We promote our products through our sales and marketing organization with approximately 55 sales representatives, primarily in highly populated states, targeting pediatric and high-prescribing physicians that are in the top decile of physicians that prescribe our products. Our current operating plan focuses on maximizing sales of our existing product portfolio. In addition, we plan to accelerate growth by launching new products, line extensions, new formulations and by acquiring and licensing approved products.

As of May 27, 2011, our principal promoted product families include: ALDEX, BROVEX, CEDAX, PEDIATEX and ZEMA-PAK. In addition, we have acquired co-promotion rights to NATROBA, which received FDA approval for the treatment of head lice in January 2011. We have also entered into a joint venture for the development of Theobromine, a first-in-class treatment for cough which we plan to develop for both the prescription and over-the counter, or OTC, markets. In addition, the Company develops and launches generic and authorized generic products through Macoven Pharmaceuticals, LLC, or Macoven, its wholly owned subsidiary. Pernix was founded in 1999, is headquartered in The Woodlands, Texas and employs approximately 80 people.

Our principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380, and our telephone number is (832) 934-1825. Our corporate website address is www.pernixtx.com. Our current and future annual reports on Form 10-K, future quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investor relations section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC. Our common stock trades on the NYSE Amex under the symbol “PTX.”

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	preferences over other classes of our securities, if any;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time in one or more series. In our charter, we have classified Series B Junior Participating Stock and have set forth the preferences, voting powers, restrictions and other terms and conditions relating to such preferred stock. We do not intend to sell shares of our Series B Junior Participating Stock under this prospectus. Our board of directors may classify any additional series of preferred stock and determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other terms and conditions of such series. Convertible preferred stock may be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other terms and conditions of such series in the articles supplementary relating to that series. We may file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any articles supplementary that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete articles supplementary that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

SELLING STOCKHOLDERS

We are registering the sale of 2,000,000 shares of our common stock on behalf of the selling stockholders.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The following table sets forth the number and percentage of our shares of common stock owned by the selling stockholders, the amount available to be offered, and the number and percentage of our shares of common stock that will be owned assuming the sale of all the shares offered hereby:

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering(1)

Cooper C. Collins	9,405,000	41.42%	927,077	8,447,923	37.34%
James E. Smith, Jr.	5,284,284	23.27%	520,887	4,763,397	20.98%
Emily E. Bonner Deville	2,090,000	9.21%	206,018	1,883,982	8.30%
Brandon R. Belanger	2,090,000	9.21%	206,018	1,883,982	8.30%
Jan H. Loeb	516,883	2.28%	140,000	376,883	1.66%
Total	19,386,167	85.39%	2,000,000	17,386,167	76.58%

(1)	Calculated on the basis of 22,704,063 shares of common stock, which is the number of shares of our common stock outstanding on May 26, 2011.

Cooper C. Collins joined Pernix in 2003. He was appointed a director of Pernix in January 2007, Pernix’s President in December 2007, and Pernix’s Chief Executive Officer in June 2008.  James E. Smith, Jr. served as Chairman of the board of Pernix from June 2008 until March 9, 2010 and became a director of Pernix on March 9, 2010, following the merger between Pernix and Golf Trust of America, Inc.  Mr. Smith currently serves as the Chairman of Pernix’s Compensation Committee and as a member of Pernix’s Nominating Committee. Mr. Belanger is employed as our Western United States Director of Sales.  Ms. Bonner Deville is employed as our Vice President of Sales and Marketing. Jan H. Loeb served as a director of Golf Trust of America, Inc. since November 17, 2006 and Chariman of the audit comittee since October 10, 2007. Mr. Loeb became a director of Pernix following the merger between Pernix and Golf Trust of America, Inc. on March 9 2010. Mr. Loeb continues to serve as Chairman of the audit committee, and also serves on Pernix's nominating and compensation committees.

Effective March 9, 2010, Pernix entered into a merger transaction with Golf Trust of America, Inc.  Each of the selling stockholders were stockholders of Pernix prior to the merger.  At the closing of the merger and after giving effect to a two-to-one reverse split, Mr. Collins received 9,405,000 shares of the combined company’s common stock, Mr. Smith received 5,225,000 shares, Ms. Bonner-Deville received 2,090,000 shares and Mr. Balanger received 2,090,000 shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the following information, together with the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 30, 2011, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to this Offering

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The trading prices of the securities of pharmaceutical companies have been highly volatile. Accordingly, the market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, including: price and volume fluctuations in the overall stock market; market conditions or trends in our industry or the economy as a whole; changes in operating performance and stock market valuations of other pharmaceutical companies generally, or those that sell products similar to Pernix’s products in particular; the regulatory environment of the Food and Drug Administration; the seasonal nature of the demand for our products; the timing of revenue recognition on sales arrangements, which may include multiple deliverables, the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock; the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC and announcements relating to product development, litigation and intellectual property impacting us or our business; the sustainability of an active trading market for our common stock; future sales of our common stock by our executive officers, directors and significant stockholders; announcements of mergers or acquisition transactions; our inclusion or deletion from certain stock indices; announcements of technical innovations, new products or design wins by our competitors or customers; announcements of changes in our senior management; other events or factors, including those resulting from war, incidents of terrorism, natural disasters or responses to these events; and changes in accounting principles.

Additionally, the price of our securities may continue to fluctuate greatly in the future due to factors that are non-company specific, such as the decline in the United States and/or international economies, or due to a variety of company specific factors, including quarter to quarter variations in our operating results, shortfalls in revenue, gross margin or earnings from levels predicated by security analysts and the other factors discussed or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. Further, if the market for pharmaceutical stocks or the stock market in general experiences continued or greater loss of investor confidence, the trading price of our securities could decline for reasons unrelated to our business, operating results or financial condition. The trading prices of our securities might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Each of these factors, among others, could have a material adverse effect on your investment in our securities and could result in your being unable to resell the securities that you purchase at a price equal to or above the price you paid.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. We will not receive any of the proceeds from the sale of shares by any selling stockholders. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges or ratio of fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will, to the extent required, each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt or preference equity securities in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. We will not receive any of the proceeds from the sale of shares by any selling stockholders. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We and the selling stockholders may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we or the selling stockholders offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We and the selling stockholders may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We and the selling stockholders may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we and the selling stockholders will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We and the selling stockholders may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders must pay for solicitation of these contracts.

We and the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE Amex may engage in passive market making transactions in the common stock on the NYSE Amex in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated Series B Junior Participating Stock. As of May 27 2011, there were 22,704,063 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our charter and amended and restated bylaws and the applicable provisions of the Maryland General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our charter, amended and restated bylaws and the Maryland General Corporation Law. For information on how to obtain copies of our charter and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. Our charter and amended and restated bylaws do not provide for cumulative voting rights. Because of this, subject to the voting rights of any outstanding shares of preferred stock, the holders of a majority of our issued and outstanding common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series B Junior Participating Stock and holders of shares of any other series of our preferred stock that we may classify and issue in the future.

Preferred Stock

Pursuant to our charter, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE Amex rules), to (1) issue up to 1,000,000 shares of Series B Junior Participating Stock, and (2) designate and issue up to 9,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of the shares of each such series, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding or above the amount authorized in our charter.  These rights, powers, restrictions and limitations could rank senior to and adversely impact holders of our common stock and other series of preferred stock, and may provide the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other series of preferred stock.  For example, each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of the common stock.There are currently no shares of Series B Junior Participating Stock outstanding.

Additionally, we may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of other series of preferred stock in the articles supplementary relating to that series. We may file as an exhibit to the registration statement of which this prospectus is a part, or may incorporate by reference from reports that we file with the SEC, the form of any articles supplementary that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description may include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully-paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation preference and other rights that could adversely affect the voting power or other rights of the holders of our common stock and any other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws. See “Where You Can Find Additional Information” or information on how to obtain documents from us, including our charter and bylaws.

Our Board of Directors

Our amended and restated bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the Maryland General Corporate Law (the “MGCL”) nor more than 9. Our board currently has five directors. In accordance with the provisions of Section 3-804(c) of the MGCL, our charter and amended and restated bylaws, a vacancy on our board of directors, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors until a successor is elected and qualifies. However, a vacancy created by the removal of a director pursuant to the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, will be filled by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present.  Pursuant to our amended and restated bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under the MGCL. Except as provided with respect to any other class or series of stock, including any Series B Junior Participating Stock, the holders of our common stock possess the exclusive voting power. Each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of our common stock. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders and subject to any outstanding shares of Series B Junior Participating Stock or other preferred stock, the holders of a majority of the shares of our issued and outstanding common stock have the ability to elect all of our directors.

Business Combinations

Under the MGCL, certain “business combinations” (defined in the MGCL) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  The MGCL defines an interested stockholder as any person who

●	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation, or

●
is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the most recent transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by it.

Business combinations are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company.

After the five-year moratorium period described above, any business combination between the company and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, and

●
two-thirds (2/3) of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by an affiliate or associate of the interested stockholder voting together in a single voting group, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL with respect to our merger transaction with Pernix Therapeutics, Inc., which closed on March 9, 2010, and any future "business combinations" between the company and any individual who held stock in Pernix Therapeutics, Inc. immediately prior to such merger.  Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and such stockholders, unless our board later resolves to opt back into these provisions. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

●	a person who makes or proposes to make a control share acquisition,

●	an officer of the corporation, or

●	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval in accordance with the MGCL. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.  If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver the statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value.

Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved by the stockholders at a special meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.

Our amended and restated bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our capital stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future, and our board of directors may do so on a retroactive basis.

Subtitle 8

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide, except in vacancies created by the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and amended and restated bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships and fill vacancies, subject to the limitations set forth in our amended and restated bylaws, and require, unless called by our president, a majority of our board of directors or a majority of our independent directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board; however, our board may elect to do so in the future without stockholder approval.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage of votes for stockholder approval of the dissolution, merger, sale of all or substantially all of the company’s assets or share exchange on the part of the company.  However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets or engage in other extraordinary actions without any vote of the corporation’s stockholders.

Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the sections of our charter relating to removal of directors, the prohibition on cumulative voting in the election of directors, the requirements for independent directors, the prohibition on preemptive rights (except as provided in the terms of any series of preferred stock), indemnification and limitation of liability of directors and officers, and amendment of the charter.  Currently, there are no provisions of our charter granting cumulative voting or preemptive rights to holders of our capital stock.

In addition, our board may, upon the vote of a majority of our board of directors acting without stockholder approval, increase (up to the maximum number authorized under our charter but unissued) or decrease (to an amount not less than the total amount then outstanding) the number of shares of stock of any class that the corporation has authority to issue.

Bylaw Amendments

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our amended and restated bylaws and to make new bylaws, provided that amendment of certain provisions in our amended and restated bylaws requires the affirmative vote of 80% of our entire board of directors.

Advance Notice of Director Nominations and New Business

Our amended and restated bylaws provide that:

●	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our board of directors; or

●	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our amended and restated bylaws.

●
with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only pursuant to our notice of the meeting, provided that the president, a majority of the board of directors (or of the independent directors) or the secretary of the company (upon request of holders of shares entitled to cast a majority of all the votes entitled to be cast at such meeting), shall be permitted to call and propose matters to be acted on at a special meeting.

The advance notice procedures of our amended and restated bylaws generally provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the amended and restated bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the amended and restated bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. The transfer agent and registrar’s address is 480 Washington Blvd., 29th Floor, Jersey City, NY 07310. The transfer agent and registrar for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below in this section; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. and McGuireWoods LLP.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Cherry, Bekaert & Holland, L.L.P.’s report, given on their authority as experts in accounting and auditing.

Pernix Therapeutics Holdings, Inc.

PROSPECTUS